Exhibit 99.2

John Hughes Appointed to Equinix Board of Directors

REDWOOD CITY, Calif. and LONDON, Jan. 15, 2016 /PRNewswire/ -- Equinix, Inc. (Nasdaq: EQIX), the global interconnection and data center company, today announced that it has appointed John Hughes to its Board of Directors following the close of the TelecityGroup acquisition on January 15, 2016. Hughes was previously Executive Chairman of TelecityGroup.

"John brings a wealth of industry experience, having led one of the largest data center providers in EMEA, and having held senior positions at major global technology brands" said Peter Van Camp, chairman of the Board of Directors, Equinix. "His institutional knowledge gained from running Telecity will be invaluable in making the integration of the two companies a success."

Hughes has more than thirty years' experience leading complex, high technology businesses operating at a global level from which to draw in his role Equinix. As Executive Chairman at Telecity since 2014 and Non-Executive Chairman from 2007 to 2014, Hughes led the Board of Directors, managed the company and led the development of company strategy over the last eight years. Prior to Telecity Hughes held senior executive positions at Thales Group (where he was latterly Executive Vice President and Chief Operating Officer, responsible for an organization with over 25,000 people); Lucent Technologies (where his responsibilities included being President of its worldwide GSM and UMTS businesses); and Hewlett Packard. Hughes has significant experience in managing growth companies, especially those supplying complex solutions and services to business customers; in mergers and acquisitions; in international/channel expansion; and in development of leadership teams.

Commenting on his appointment, Hughes said, "I am delighted to be joining the Board of Equinix at what is a fascinating point in the Company's growth and look forward to adding value not only related to the integration of Telecity, but also more broadly in the context of Equinix's strategy and development, and to working with a great group of people."

Hughes holds or has held a number of Board positions including Chairman of JUST EAT plc, Spectris plc, Sepura plc, and as an Independent Non-Executive Director on the Boards of CSG International, Chloride Group, Global Crossing Telecommunications, Barco, Nice Systems and Intec Telecom.

About Equinix

Equinix, Inc. (Nasdaq: EQIX) connects the world's leading businesses to their customers, employees and partners inside the most interconnected data centers. In 40 markets across five continents, Equinix is where companies come together to realize new opportunities and accelerate their business, IT and cloud strategies. www.equinix.com.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenue from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

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CONTACT: Media, Liam Rose, +1 (650) 598-6590, lrose@equinix.com, or Antonella Crimi (EMEA), +44 (0)20 7634 4022, Antonella.Crimi@eu.equinix.coml or Investor Relations, Katrina Rymill, +1 (650) 598-6583, krymill@equinix.com, or Paul Thomas, +1 (650) 598-6442, pthomas@equinix.com